Exhibit 4.42
Execution version
TRUST AGREEMENT
OF
 DRILLSHIP ALONISSOS STOCK TRUST
This TRUST AGREEMENT (Drillship Alonissos Stock Trust) dated as of August 31, 2016 (this "Agreement"), among DRILLSHIP ALONISSOS SHAREHOLDERS INC., a Marshall Islands corporation, ("Drillship"), OCEAN RIG UDW INC., a Cayman Islands corporation ("ORIG", Drillship and ORIG, each, a "Depositor") and WILMINGTON TRUST COMPANY, a Delaware trust company (the "Bank") (in its individual capacity, together with its successors and permitted assigns in trust from time to time, and as trustee hereunder in such capacity as trustee, together with its successors and permitted assigns, the "Trustee"):
1.          Name. The trust created hereby shall be known as "Drillship Alonissos Stock Trust" (the "Trust"), in which name the Trustee, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, vote shares held by the Trust and sue and be sued.
2.          Formation of the Trust. ORIG as a Depositor hereby assigns, transfers, conveys and sets over to the Trust certain shares of Drillship Alonissos Shareholders Inc. ("DA Shareholders Shares") and Drillship as a Depositor hereby assigns, transfers, conveys and sets over to the Trust certain shares of Drillship Alonissos Owners Inc. ("DA Owners Shares", and together with the DA Shareholders Shares, collectively, the "Deposited Shares"). The Trustee hereby acknowledges receipt of such shares in trust from each Depositor, which amount shall constitute the initial trust estate (the "Trust Estate"). Promptly upon receipt of the DA Shareholder Shares, the Trustee shall issue to ORIG the A Certificate (as hereinafter defined). Promptly upon receipt of the DA Owners Shares, the Trustee shall issue to Drillship the B Certificate (as hereinafter defined). Wilmington Trust Company is hereby appointed as the Trustee of the Trust and accepts such appointment effective as of the date thereof. The Trustee hereby declares that it will hold the Trust Estate in trust for the Holders (as hereinafter defined) of the Certificates. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code, § 3801 et seq. (the "Statutory Trust Act"), and that this Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware in accordance with the Statutory Trust Act. Upon the termination of the Trust, the Trustee is hereby authorized and directed to execute and file a Certificate of Cancellation with the Secretary of State of Delaware in accordance with the Statutory Trust Act.
3.          Action on Instructions. Except as otherwise set forth herein, the Trustee may take all actions requested by the Holder of the A Certificate with respect to the DA Shareholders Shares which such Holder of the A Certificate deems necessary, convenient or incidental to effect the transactions contemplated herein and the Trustee may take all actions requested by the Holder of the B Certificate with respect to the DA Owner Shares which such Holder of the B Certificate deems necessary, convenient or incidental to effect the transactions contemplated herein. Except as otherwise expressly required by Sections 2 ("Formation"), 3 ("Actions on Instructions"), 4 ("Additional Duties of the Trustee") , 6 ("Restrictions on Instructions"), 9 ("Distributions") and 10 ("Certificates") herein, the Trustee shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, including, without limitation, with respect to the administration of the Trust, and no implied duties or obligations shall be inferred from or read into this Trust Agreement against or with respect to the Trustee. The Trustee has no duty or obligation to supervise or monitor the performance of, or compliance with this Agreement by, the Depositors or any other beneficiaries or any other Trustee of the Trust. The Trustee shall not be liable for the acts or omissions of the Depositors or any other beneficiaries or any other Trustee of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.
4.          Additional Duties of the Trustee. Unless instructed otherwise by the Holders of all the Certificates and by the Security Agent, and at the sole expense of the Trust, the Trustee will, and will cause the Trust to:
a)          Observe all procedures required by, and comply with the requirements and limitations of, the Trust's Certificate of Trust and this Agreement as the "governing instrument" (as such term is defined in Section 3801(f) of the Statutory Trust Act) in respect of the Trust;
b)          Maintain the Trust's existence in good standing as "Statutory Trust" (as such term is defined in Section 3801(a) of the Statutory Trust Act);
c)          Act solely in the name of the Trust in the conduct of the Trust's permitted activities;
d)          Hold the Trust out to the public (including any creditors of the Trust) under the Trustee's name as an entity separate and distinct from the Bank, the Depositors and any other person;
e)          Conduct the business of the Trust solely in the name of the Trust and not so as to mislead others as to the separate identities of the Trust, the Bank, the Depositors and any other person and, without limiting the foregoing, make any written communications solely in the name of the Trust;
f)          Maintain Trust's records and books of account correctly and separately from those of the Bank, the Depositors and any other person and not commingle the Trust Estate with the assets of the Bank, the Depositors, any controlling person of the Bank or any Depositor or any other person;

g)          Maintain any financial statements of the Trust separate and distinct from those of the Bank, the Depositors and any other person and file any tax returns of the Trust separately from any tax returns of the Bank, any Depositor or any other person;
h)          Disclose, in accordance with and to the extent required by generally accepted accounting principles, in any annual financial statements of the Trust (if such financial statements are prepared by the Trustee), information in the possession of the Bank with respect to the effects of the transactions and activities contemplated by this Agreement to which the Trustee is a party;
i)          Maintain the Certificate of Trust, this Agreement and any other governing instrument in respect of the Trust as official records of the Trust; and
j)          Select and appoint a director to the Board of Directors of each of Drillship Alonissos Shareholders Inc. and Drillship Alonissos Owners Inc. each of whom shall be a person with no past or current affiliation or business relationship with either Depositor (an "Independent Director") at the date hereof and shall appoint a replacement Independent Director any time when the independent Director previously appointed by the Trust shall die, resign, be removed or otherwise become unable to serve as a director of the relevant company.
5.          Effect of Bankruptcy of a Depositor or Holder. The bankruptcy, insolvency or other similar incapacity of either or both Depositors or of any or all Holders shall not (i) operate to terminate this Agreement, (ii) entitle any Depositor's or Holder's legal representatives to claim an accounting to take any action in any court for the partition of the Trust Estate or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto. No creditor of any Depositor or Holder shall have the right to obtain possession of, or exercise legal or equitable remedies with respect to, the Trust Estate.
6.          Restrictions on Instructions. Notwithstanding any other provisions of this Agreement:
a)          The Trustee shall not take or refrain from taking any action inconsistent with the Facility Agreement dated February 13, 2015, as amended, and related. documents, whereby DNB Bank ASA as facility agent (in such capacity, the "Facility Agent") and security agent (in such capacity, the "Security Agent"), for itself and various lenders (the "Lenders") agreed to make available to Drillship a facility of up to $475,000,000 (the "Loan") to finance the purchase of drillship OCEAN RIG APOLLO (the "Finance Documents").
b)          The Trustee shall not vote to authorize nor otherwise authorize the filing of any type of insolvency, bankruptcy, reorganization, receivership or similar proceeding of either Drillship or Drillship Alonissos Owners Inc. in any jurisdiction (an "Insolvency Proceeding") unless it receives from the respective directors of either Drillship or Drillship Alonissos Owners Inc. for and on behalf of such company: (1) a written opinion that the company seeking to file the Insolvency Proceeding cannot continue as a "Going Concern" by any of Deloitte, PriceWaterhouseCoopers or Ernst & Young; and, (2) a written confirmation signed by all directors of the company seeking to file an Insolvency Proceeding and the Facility Agent stating that the OCEAN RIG APOLLO cannot be sold within a reasonable period of time at a price acceptable to Lenders and such company.
c)          The Trustee shall, in order to secure the Loan, (1) execute security agreement(s) pledging all shares of Drillship Alonissos Owners Inc. and Drillship to the Security Agent for the benefit of the Lenders, and (2) deliver the Deposited Shares to the Security Agent for the benefit of the Lenders in accordance with security agreement(s) executed by the Depositors together with stock powers signed by it with the name of the assignee left blank.
d)          The Trustee shall not have any duty or obligation to any Depositor or any entities to manage, control, use, sell, dispose of or otherwise deal with the Trust Estate or any part of the Trust Estate, or otherwise to take or refrain from taking any action under, or in connection with, any agreement to which the Trustee or the Trust is a party, except as expressly required by the terms hereof or of any other agreement to which the Trustee or the Trust is a party; and no implied duties or obligations shall be read into this Agreement against the Trustee.
e)          The Trustee hereby designates its office at Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890-1605, Attention: Corporate Trust Admin, at which, at any particular time, its corporate trust business with respect to this Agreement is conducted as the office or agency where Certificates may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Certificates and this Agreement may be served. The Trustee will give prompt written notice to the Security Agent of the location, and of any change in the location, of any such office or agency.
f)          The Trustee shall not replace any Independent Director except with another Independent Director.
7.          Advice of Counsel. Except as expressly set forth in this Agreement, the Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Holders of all the Certificates from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Depositors requesting written instructions as to the course of action desired by the Depositors, and such instructions by or on behalf of the Depositors shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon.  Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.
8.          Reimbursement and Indemnity. Each Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that neither Depositor shall be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositors of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 8. The obligations of the Depositors under this Section 8 shall survive the resignation or removal of any Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Agreement, and shall survive the transfer by the Depositors of any or all of its interest in the Trust.
9.          Distributions. Subject to the terms and requirements of the Finance Documents, all payments and amounts received by the Trustee or the Trust shall be distributed to the Holder of the Certificate pertaining to the stock of the company with respect to which such amount was received forthwith upon receipt, but the Trustee or the Trust may retain so much of such payment or amounts as shall be required to pay or reimburse it for any unpaid or unreimbursed fees or expenses to which it is entitled hereunder.
10.          Certificates. The Trustee is hereby directed to execute the Certificates on behalf of the Trust.
(a)          The Trustee shall issue two Certificates, one Certificate representing all right, title and beneficial interest of Ocean Rig UDW INC. in the Trust which Certificate shall be designated as the "A Certificate", and a second Certificate representing all right, title and beneficial interest of Drillship in the Trust which Certificate shall be designated as the "B Certificate" (the A Certificate and the B Certificate, together, being the "Certificates").
(b)          Each Certificate may be assigned or transferred in whole (but not in part) by a written instrument signed by the person then owning the Certificate (the "Holder"). Upon presentation to the Trustee by the assignee or transferee of the written instrument of assignment or transfer, the assignee or transferee shall become the Holder of such Certificate for all purposes of this Agreement.
(c)          The Certificates shall be executed on behalf of the Trust by an authorized officer of the Trustee whose signatures may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were, at the time of execution of the Certificates, authorized officers of the Trustee, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals shall have ceased to be so authorized prior to the execution and delivery of the Certificates or did not hold such offices at the date of execution and delivery of such Certificates.
(d)          The Trustee shall execute and deliver the Certificates, each substantially in the form Exhibit B. No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless the Certificate is executed by the Trustee by the manual signature of one of its authorized officers.
(e)          The beneficial interest of each Depositor in the Trust shall constitute a security within the meaning of Article 8 of the Uniform Commercial Code (including, without limitation, Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and shall be governed by Article 8 of the Uniform Commercial Code (including, without limitation, Article 8-103(c) thereof) as in effect from time to time in the State of Delaware which security shall be evidenced by the Certificates.
11.          Removal. The Bank may be removed at any time but for cause only by a written instrument or instruments signed by the all Certificate Holders and the Security Agent. Such removal shall take effect immediately upon the appointment of a successor Owner Trustee pursuant to Section 13, whereupon all powers, rights and obligations of the Bank under this Agreement shall cease and terminate.
12.          Resignation. The Bank may resign at any time upon giving 30 days' prior written notice of such resignation to the Certificate Holders and the Security Agent. Such resignation shall take effect only upon the appointment of a successor Owner Trustee pursuant to Section 13 (except, however, in the case of a failure to comply with the indemnification requirements and/or failure to pay fees and expenses pursuant to Section 8 hereof wherein the Trustee's resignation shall be effective 30 days after written notice to the Depositors) whereupon all powers, rights and obligations of the Bank under this Agreement (except the rights set forth in Section 8), shall cease and terminate.
13.          Successor. Promptly upon removal of the Bank in accordance with Section 11 or receipt of a notice of resignation from the Bank in accordance with Section 12, a successor trustee shall be appointed by a written instrument signed by the Certificate Holders and the Security Agent and the successor trustee shall execute and deliver to the Certificate Holders and the predecessor Trustee, with a copy to the Security Agent at Dronning Eufemias gate 30, 0191 Oslo, Norway, Attention: Anne-Lise Iversen, Credit Middle Office and Agency, an instrument accepting such appointment. Such successor trustee shall assume all powers, rights and obligations of the Bank hereunder immediately upon the removal or resignation of the Bank becoming effective.
14.          Merger. Any corporation into which the Bank may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Bank shall be a party, or any corporation to which substantially all the corporate trust business of the Bank may be transferred, shall, subject to the terms of Section 13, be Trustee without further act.
15.          Termination. This Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Depositors and this Agreement shall be of no further force and effect upon the satisfaction of all obligations of Drillship under the Finance Documents. This Agreement and the trust created hereby shall not terminate and the Trust Estate shall not be distributed to the Depositors prior to the satisfaction of all obligations of Drillship under the Finance Documents.
16.          Amendment, This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto and consented to by the Security Agent.
17.          Successors and Assigns. In accordance with the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of all or any part of Depositors' interest in the Trust Estate.
18.          Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
19.          Counterparts. This Agreement may be executed in one or more counterparts.
20.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.
DRILLSHIP ALONISSOS SHAREHOLDERS INC.
DRILLSHIP ALONISSOS SHAREHOLDERS INC.

By:	/s/ Dr. Adriano Cefai
Name: Dr. Adriano Cefai
Title: President

OCEAN RIG UDW INC.

By:	/s/ John Liveris
Name: John Liveris
Title: Director

WILMINGTON TRUST COMPANY

By:	/s/ Scott Wetzel
Name: Scott Wetzel
Title: Financial Services Officer

[Signature Page tor the Drillship Alonissos Stock Trust Agreement]

EXHIBIT A
CERTIFICATE OF TRUST
OF
DRILLSHIP ALONISSOS STOCK TRUST
THIS CERTIFICATE OF TRUST OF DRILLSHIP ALONISSOS STOCK TRUST (the "Trust") is being duly executed and filed by the undersigned on behalf of the Trust to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code § 3801 et. seq.) (the "Act").
1.	Name. The name of the statutory trust being formed is Drillship Alonissos Stock Trust.
2.	Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is as follows:
Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890-1605
Attn: Corporate Trust Administration
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

EXHIBIT B
DRILLSHIP ALONISSOS STOCK TRUST
[A][B] Certificate
evidencing a 100% beneficial [A Certificate][B Certificate] ownership interest in the Trust, as defined below, the property of which includes certain shares of Drillship Alonissos Shareholders Inc. and Drillship Alonissos Owners Inc., each a Marshall Islands corporation, which have been sold to the Trust by Ocean Rig UDW Inc. and Drillship Alonissos Shareholders Inc., respectively.
THIS CERTIFIES THAT [OCEAN RIG UDW INC.]/[DRILLSHIP ALONISSOS SHAREHOLDERS INC.) is the registered owner of a 100% beneficial [A Certificate][B Certificate] ownership interest in DRILLSHIP ALONISSOS STOCK TRUST (the "Trust"). The Trust was created pursuant to a Trust Agreement dated as of [●], 2016, as the same may be further amended, restated, modified or supplemented from time to time (the "Agreement") among DRILLSHIP ALONISSOS SHAREHOLDERS INC., a Marshall Islands corporation, OCEAN RIG UDW INC., a Cayman Islands corporation, and WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns in trust from time to time, and as trustee thereunder in such capacity as trustee, together with Its successors and permitted assigns, the "Trustee"):
This Certificate is the duly authorized Certificate designated as the ["A Certificate"]/["B Certificate"] (herein called the "Certificate"). The aggregate beneficial ownership interest in the Trust evidenced by the Certificate is as reflected in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.
THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.
Dated:
DRILLSHIP ALONISSOS STOCK TRUST

	By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee

By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is the [A][B] Certificate referred to in the within-mentioned Agreement.
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By __________________, as Authenticating Agent
Name:

REVERSE OF CERTIFICATE

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee, and insert registration, social security or other identifying number of assignee)
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________ Attorney to transfer said
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated: _______________	[OCEAN RIG UDW][DRILLSHIP ALONISSOS SHAREHOLDERS] INC.

By:
Name:
Title:

DRILLSHIP ALONISSOS STOCK TRUST
A Certificate
evidencing a 100% beneficial A Certificate ownership interest in the Trust, as defined below, the property of which includes certain shares of Drillship Alonissos Shareholders Inc. and Drillship Alonissos Owners Inc., each a Marshall Islands corporation, which have been sold to the Trust by Ocean Rig UDW Inc. and Drillship Alonissos Shareholders Inc., respectively.
THIS CERTIFIES THAT OCEAN RIG UDW INC. is the registered owner of a 100% beneficial A Certificate ownership interest in DRILLSHIP ALONISSOS STOCK TRUST (the "Trust"). The Trust was created pursuant to a Trust Agreement dated as of August __, 2016, as the same may be further amended, restated, modified or supplemented from time to time (the "Agreement") among DRILLSHIP ALONISSOS SHAREHOLDERS INC., a Marshall Islands corporation, OCEAN RIG UDW INC., a Cayman Islands corporation, and WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns in trust from time to time, and as trustee thereunder in such capacity as trustee, together with its successors and permitted assigns, the "Trustee"):
This Certificate is the duly authorized Certificate designated as the "A Certificate" (herein called the "Certificate"). The aggregate beneficial ownership interest in the Trust evidenced by the Certificate is as reflected in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.
THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.
Dated:
DRILLSHIP ALONISSOS STOCK TRUST

	By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee

By:
Name:
Title:

REVERSE OF CERTIFICATE
ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee, and insert registration, social security or other identifying number of assignee)
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated: ________________________	OCEAN RIG UDW INC.

	By:	/s/ John Liveris
Name: John Liveris
Title: Director

DRILLSHIP ALONISSOS STOCK TRUST
B Certificate
evidencing a 100% beneficial B Certificate ownership interest in the Trust, as defined below, the property of which includes certain shares of Drillship Alonissos Shareholders Inc. and Drillship Alonissos Owners Inc., each a Marshall Islands corporation, which have been sold to the Trust by Ocean Rig UDW Inc. and Drillship Alonissos Shareholders Inc., respectively.
THIS CERTIFIES THAT DRILLSHIP ALONISSOS SHAREHOLDERS INC. is the registered owner of a 100% beneficial B Certificate ownership interest in DRILLSHIP ALONISSOS STOCK TRUST (the "Trust"). The Trust was created pursuant to a Trust Agreement dated as of August __, 2016, as the same may be further amended, restated, modified or supplemented from time to time (the "Agreement") among DRILLSHIP ALONISSOS SHAREHOLDERS INC., a Marshall Islands corporation, OCEAN RIG UDW INC., a Cayman Islands corporation, and WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns in trust from time to time, and as trustee thereunder in such capacity as trustee, together with its successors and permitted assigns, the "Trustee"):
This Certificate is the duly authorized Certificate designated as the "B Certificate" (herein called the "Certificate"). The aggregate beneficial ownership interest in the Trust evidenced by the Certificate is as reflected in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.
THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.
Dated:
DRILLSHIP ALONISSOS STOCK TRUST

	By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee

By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is the B Certificate referred to in the within-mentioned Agreement.
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By __________________, as Authenticating Agent
Name:

REVERSE OF CERTIFICATE
ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee, and insert registration, social security or other identifying number of assignee)
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated: ________________________	DRILLSHIP ALONISSOS SHAREHOLDERS INC.

	By:	/s/ Dr. Adriano Cefai
Name: Dr. Adriano Cefai
Title: President